Exhibit 99.1

Media Inquiries:	Investor Inquiries:
William J. Rudolph, Jr.	Brad Edwards
+1 610-208-3892	Brainerd Communicators
wrudolph@cartech.com	+1 212-986-6667
edwards@braincomm.com

CARPENTER TECHNOLOGY REPORTS FOURTH QUARTER AND FULL YEAR FISCAL 2016 RESULTS

Fourth Quarter Highlights

•                  Reported earnings per share of $0.32; Excluding special items, adjusted earnings per share of $0.35

•                  Continued Specialty Alloys Operations (SAO) margin growth sequentially and year-over-year

•                  Cash Provided from Operations of $120 million; Free Cash Flow of $83 million

Full Year Highlights

•                  Reported earnings per share of $0.23; Excluding special items, adjusted earnings per share of $1.16

•                  Margins supported by continued execution of operating model and cost reduction plans

•                  Cash Provided from Operations of $257 million; Free Cash Flow totaled $139 million

•                  Repurchased $124 million of common stock

WYOMISSING, Pa. — July 28, 2016 — Carpenter Technology Corporation (NYSE: CRS) (the “Company”) today announced financial results for the quarter and fiscal year ended June 30, 2016.  The Company reported net income of $14.9 million or $0.32 per diluted share. Excluding special items, adjusted earnings per diluted share was $0.35 in the quarter.

“Our solid fourth quarter results were generated by successfully driving cost efficiencies across our organization combined with higher sequential volume,” said Tony Thene, Carpenter’s President and CEO.  “We delivered strong operating profitability, despite headwinds from select end-use markets, while continuing to execute on a number of initiatives aimed at better positioning Carpenter to generate growth and improve margins over the long-term.”

“Overall, the fourth quarter marked a strong finish to a successful year for Carpenter.  We significantly reduced our operating costs in fiscal year 2016, which offset a substantial portion of the volume decline impact we experienced in select end-use markets.  Our results also benefited from our product and end-use market diversity. All of our Aerospace sub-markets generated growth compared to 2015, except fasteners which continues to be impacted by inventory channel adjustments.  Our Transportation market delivered solid growth over last year and we experienced steady demand for our high-end Medical products.  The solid performance of these markets was overshadowed by our Energy and Industrial & Consumer markets which were both impacted by the weak oil and gas environment.”

Mr. Thene added, “As a result of the ongoing implementation of the Carpenter Operating Model, we enter fiscal year 2017 with a stronger foundation for both growth and improved operating efficiency.  Through our realigned commercial team, we are aggressively seeking avenues to deepen customer relationships and expand the participation of our high-end specialty alloys across the most critical applications.  These market efforts will be supported by the ongoing execution of the Carpenter Operating Model as we look to continue strengthening our organization.  At the same time, we have maintained a strong liquidity position and are well positioned to continue to invest in next-generation technologies that build on our leadership as a preferred solutions provider.”

Financial Highlights

	Q4	Q4	Q3	YTD	YTD
($ in millions)	FY2016	FY2015	FY2016	FY2016	FY2015
Net Sales	$457.7	$558.0	$456.3	$1,813.4	$2,226.7
Net Sales Excluding Surcharge (a)	$405.7	$463.0	$402.4	$1,572.6	$1,811.8
Operating Income (Loss)	$29.2	$39.5	$(24.3)	$51.6	$111.5
Operating Income Excluding Pension EID and Special Items (a)	$36.1	$48.2	$35.2	$133.2	$155.1
Net Income (Loss)	$14.9	$22.5	$(23.9)	$11.3	$58.7
Cash Provided from Operating Activities	$119.7	$134.1	$65.5	$256.9	$282.6
Free Cash Flow (a)	$83.2	$106.7	$46.8	$138.6	$74.4

(a) non-GAAP financial measure explained in the attached tables

Net sales for the fourth quarter of fiscal year 2016 were $457.7 million.  Net sales excluding surcharge were $405.7 million, a decrease of $57.3 million (or 12 percent) from the same quarter last year, on 4 percent lower volume.

Operating income was $29.2 million, a decrease of $10.3 million from the fourth quarter of the prior year. Operating income—excluding pension earnings, interest and deferrals (EID) and special items—was $36.1 million, compared to $48.2 million in the prior year period.  These results primarily reflect lower volume, partially offset by lower operating costs compared to the same period one year ago.

Cash flow from operating activities in the fourth quarter of fiscal 2016 was $119.7 million, compared to $134.1 million in the same quarter last year.  Free cash flow in the fourth quarter of fiscal year 2016 was $83.2 million, compared to $106.7 million in the same quarter last year, which included a $54.4 million reduction in inventory.  Capital expenditures were $29.1 million in the fourth quarter of fiscal year 2016.  For the full fiscal year 2016, capital expenditures were $95.2 million, in-line with prior guidance.

Total liquidity, including cash and available revolver balance, was $575 million at the end of the fourth quarter.  This consisted of $82 million of cash and $493 million of available borrowing under the Company’s credit facility.

Conference Call and Webcast Presentation

Carpenter will host a conference call and webcast presentation today, July 28th at 10:00 a.m. ET, to discuss the financial results and operations for the fourth quarter and full year fiscal 2016. Please dial +1 412-317-6789 for access to the live conference call.  Access to the live webcast will be available at Carpenter’s website (http://www.cartech.com), and a replay will soon be made available at http://www.cartech.com. Presentation materials used during this conference call will be available for viewing and download at http://www.cartech.com. An audio replay of the conference call can be accessed by dialing +1 412-317-0088 and using passcode 10089380. The audio replay will be available for one week.

Non-GAAP Financial Measures

This press release includes discussions of financial measures that have not been determined in accordance with U.S. Generally Accepted Accounting Principles (GAAP).  A reconciliation of the non-GAAP financial measures to their most directly comparable financial measures prepared in accordance with GAAP, accompanied by reasons why the Company believes the non-GAAP measures are important, are included in the attached schedules.

About Carpenter Technology

Carpenter Technology Corporation is a leading producer and distributor of premium specialty alloys, including titanium alloys, powder metals, stainless steels, alloy steels and tool steels.  Carpenter’s high-performance materials and advanced process solutions are an integral part of critical applications used within the aerospace, transportation, medical and energy markets, among other markets.  Building on its history of innovation, Carpenter’s superalloy powder technologies support a range of next-generation products and manufacturing techniques, including additive manufacturing or 3D Printing.  Information about Carpenter can be found at www.cartech.com.

Forward-Looking Statements

This presentation contains forward-looking statements within the meaning of the Private Securities Litigation Act of 1995. These forward-looking statements are subject to risks and uncertainties that could cause actual results to differ from those projected, anticipated or implied. The most significant of these uncertainties are described in Carpenter’s filings with the Securities and Exchange Commission, including its annual report on Form 10-K for the year ended June 30, 2015, Forms 10-Q for the quarters ended September 30, 2015, December 31, 2015 and March 31, 2016 and the exhibits attached to those filings. They include but are not limited to: (1) the cyclical nature of the specialty materials business and certain end-use markets, including aerospace, defense, industrial, transportation, consumer, medical and energy, or other influences on Carpenter’s business such as new competitors, the consolidation of competitors, customers and suppliers, or the transfer of manufacturing capacity from the United States to foreign countries; (2) the ability of Carpenter to achieve cash generation, growth, earnings, profitability, cost savings and reductions, productivity improvements or process changes; (3) the ability to recoup increases in the cost of energy, raw materials, freight or other factors; (4) domestic and foreign excess manufacturing capacity for certain metals; (5) fluctuations in currency exchange rates; (6) the degree of success of government trade actions; (7) the valuation of the assets and liabilities in Carpenter’s pension trusts and the accounting for pension plans; (8) possible labor disputes or work stoppages; (9) the potential that our customers may substitute alternate materials or adopt different manufacturing practices that replace or limit the suitability of our products; (10) the ability to successfully acquire and integrate acquisitions; (11) the availability of credit facilities to Carpenter, its customers or other members of the supply chain; (12) the ability to obtain energy or raw materials, especially from suppliers located in countries that may be subject to unstable political or economic conditions; (13) Carpenter’s manufacturing processes are dependent upon highly specialized equipment located primarily in facilities in Reading and Latrobe, Pennsylvania and Athens, Alabama for which there may be limited alternatives if there are significant equipment failures or a catastrophic event; (14) the ability to hire and retain key personnel, including members of the executive management team, management, metallurgists and other skilled personnel; (15) fluctuations in oil and gas prices and production; (16) the success of restructuring actions; and (17) share repurchases are at Carpenter’s discretion and could be affected by changes in Carpenter’s share price, operating results, capital spending, cash flows, inventory, acquisitions, investments, tax laws and general market conditions. Any of these factors could have an adverse and/or fluctuating effect on Carpenter’s results of operations. The forward-looking statements in this document are intended to be subject to the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Carpenter undertakes no obligation to update or revise any forward-looking statements.

PRELIMINARY

CONSOLIDATED STATEMENTS OF INCOME

(in millions, except per share data)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2016	2015	2016	2015

NET SALES	$457.7	$558.0	$1,813.4	$2,226.7
Cost of sales	384.2	469.6	1,535.0	1,908.4
Cost of sales - excess inventory write-down	—	—	22.5	—
Gross profit	73.5	88.4	255.9	318.3

Selling, general and administrative expenses	44.3	45.2	173.8	177.7
Restructuring and asset impairment charges	—	3.7	18.0	29.1
Goodwill impairment	—	—	12.5	—
Operating income	29.2	39.5	51.6	111.5

Interest expense	(7.2)	(6.8)	(28.0)	(27.7)
Other income (expense), net	1.3	0.6	(2.1)	5.3

Income before income taxes	23.3	33.3	21.5	89.1
Income tax expense	8.4	10.8	10.2	30.4

NET INCOME	$14.9	$22.5	$11.3	$58.7

EARNINGS PER COMMON SHARE:
Basic	$0.32	$0.44	$0.23	$1.11
Diluted	$0.32	$0.44	$0.23	$1.11

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING:
Basic	46.9	50.9	48.1	52.6
Diluted	47.0	51.0	48.2	52.7

Cash dividends per common share	$0.18	$0.18	$0.72	$0.72

PRELIMINARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

(in millions)

(Unaudited)

	Year Ended
	June 30,
	2016	2015
OPERATING ACTIVITIES:
Net income	$11.3	$58.7
Adjustments to reconcile net income to net cash provided from operating activities:
Depreciation and amortization	119.3	122.3
Goodwill impairment charge	12.5	—
Non-cash excess inventory write-down	22.5	—
Non-cash restructuring and asset impairment charges	7.6	7.6
Deferred income taxes	0.8	60.4
Net pension expense	53.8	44.5
Payments from qualified pension plan associated with restructuring	9.4	8.3
Stock-based compensation expense	8.7	10.0
Net loss on disposals of property and equipment	0.6	1.2
Changes in working capital and other:
Accounts receivable	48.2	25.4
Inventories	1.6	36.0
Other current assets	(2.1)	(0.3)
Accounts payable	(7.6)	(59.9)
Accrued liabilities	(14.0)	(12.1)
Pension plan contributions	—	(7.2)
Other postretirement plan contributions	(13.0)	(13.2)
Other, net	(2.7)	0.9
Net cash provided from operating activities	256.9	282.6

INVESTING ACTIVITIES:
Purchases of property, equipment and software	(95.2)	(170.5)
Proceeds from disposals of property and equipment and assets held for sale	1.4	0.2
Proceeds from the sale of equity method investment	6.3	—
Proceeds from sales and maturities of marketable securities	0.9	0.3
Other	4.0	—
Net cash used for investing activities	(82.6)	(170.0)

FINANCING ACTIVITIES:
Dividends paid	(34.8)	(37.9)
Purchases of treasury stock	(123.9)	(124.5)
Payments on seller financed debt related to purchase of software	(4.9)	—
Tax benefits on share-based compensation	—	0.7
Proceeds from stock options exercised	0.5	2.3
Net cash used for financing activities	(163.1)	(159.4)

Effect of exchange rate changes on cash and cash equivalents	0.8	(3.2)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	12.0	(50.0)
Cash and cash equivalents at beginning of period	70.0	120.0

Cash and cash equivalents at end of period	$82.0	$70.0

PRELIMINARY

CONSOLIDATED BALANCE SHEETS

(in millions)

(Unaudited)

	June 30,	June 30,
	2016	2015
ASSETS
Current assets:
Cash and cash equivalents	$82.0	$70.0
Accounts receivable, net	253.6	304.1
Inventories	628.7	655.8
Deferred income taxes	—	3.3
Other current assets	46.4	37.2
Total current assets	1,010.7	1,070.4
Property, plant and equipment, net	1,351.4	1,397.0
Goodwill	244.8	257.4
Other intangibles, net	63.2	71.6
Deferred income taxes	8.2	—
Other assets	116.0	106.2
Total assets	$2,794.3	$2,902.6

LIABILITIES
Current liabilities:
Accounts payable	$159.6	$169.5
Accrued liabilities	139.2	152.6
Total current liabilities	298.8	322.1

Long-term debt, net of current portion	611.3	603.8
Accrued pension liabilities	509.3	334.1
Accrued postretirement benefits	116.6	111.2
Deferred income taxes	102.4	146.5
Other liabilities	51.0	59.0
Total liabilities	1,689.4	1,576.7

STOCKHOLDERS’ EQUITY
Common stock	276.3	276.2
Capital in excess of par value	273.5	266.6
Reinvested earnings	1,308.9	1,332.4
Common stock in treasury, at cost	(343.9)	(221.1)
Accumulated other comprehensive loss	(409.9)	(328.2)
Total stockholders’ equity	1,104.9	1,325.9
Total liabilities and stockholders’ equity	$2,794.3	$2,902.6

PRELIMINARY

SEGMENT FINANCIAL DATA

(in millions, except pounds sold)

(Unaudited)

	Three Months Ended		Year Ended
	June 30,		June 30,
	2016	2015	2016	2015
Pounds sold (000):
Specialty Alloys Operations	63,606	66,598	234,296	269,550
Performance Engineered Products	3,096	4,200	11,626	15,262
Intersegment	(832)	(1,826)	(3,362)	(7,330)
Consolidated pounds sold	65,870	68,972	242,560	277,482

Net sales:
Specialty Alloys Operations
Net sales excluding surcharge	$322.3	$357.1	$1,239.6	$1,373.5
Surcharge	52.0	95.5	241.4	423.1
Specialty Alloys Operations net sales	374.3	452.6	1,481.0	1,796.6

Performance Engineered Products
Net sales excluding surcharge	90.2	113.3	357.9	496.5
Surcharge	0.2	0.3	0.8	1.2
Performance Engineered Products net sales	90.4	113.6	358.7	497.7

Intersegment
Net sales excluding surcharge	(6.8)	(7.4)	(24.9)	(58.2)
Surcharge	(0.2)	(0.8)	(1.4)	(9.4)
Intersegment net sales	(7.0)	(8.2)	(26.3)	(67.6)

Consolidated net sales	$457.7	$558.0	$1,813.4	$2,226.7

Operating income:
Specialty Alloys Operations	$48.6	$49.2	$176.9	$155.2
Performance Engineered Products	(1.3)	8.3	(5.5)	39.1
Corporate costs (including restructuring and impairment charges)	(13.7)	(16.1)	(103.0)	(72.0)
Pension earnings, interest and deferrals	(4.8)	(2.4)	(19.3)	(9.4)
Intersegment	0.4	0.5	2.5	(1.4)
Consolidated operating income	$29.2	$39.5	$51.6	$111.5

The Company has two reportable segments, Specialty Alloys Operations (“SAO”) and Performance Engineered Products (“PEP”).

The SAO segment is comprised of Carpenter’s major premium alloy and stainless steel manufacturing operations.  This includes operations performed at mills primarily in Reading and Latrobe and surrounding areas in Pennsylvania, South Carolina and Alabama.

The PEP segment is comprised of the Company’s differentiated operations. This segment includes the Dynamet titanium business, the Carpenter Powder Products (CPP) business, the Amega West business, the Specialty Steel Supply business, and the Latrobe and Mexico distribution businesses. The businesses in the PEP segment are managed with an entrepreneurial structure to promote flexibility and agility to quickly respond to market dynamics.  It is our belief this model will ultimately drive overall revenue and profit growth.  The pounds sold data above for the PEP segment includes only the Dynamet and CPP businesses.

The corporate costs are comprised of executive and director compensation, and other corporate facilities and administrative expenses not allocated to the segments. Also included are items that management considers not representative of ongoing operations, such as restructuring and asset impairment charges, goodwill impairment and other specifically-identified income or expense items.

The service cost component of net pension expense, which represents the estimated cost of future pension liabilities earned associated with active employees, is included in the operating results of the business segments.  The residual net pension expense, or pension earnings, interest and deferrals (pension EID), is comprised of the expected return on plan assets, interest costs on the projected benefit obligations of the plans, and amortization of actuarial gains and losses and prior service costs and is included under the heading “Pension earnings, interest and deferrals”.

PRELIMINARY

NON-GAAP FINANCIAL MEASURES

(in millions, except per share data)

(Unaudited)

OPERATING INCOME AND MARGIN EXCLUDING SURCHARGE, PENSION EARNINGS, INTEREST AND DEFERRALS AND SPECIAL ITEMS

	Three Months Ended		Year Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net sales	$457.7	$558.0	$1,813.4	$2,226.7
Less: surcharge revenue	52.0	95.0	240.8	414.9
Net sales excluding surcharge	$405.7	$463.0	$1,572.6	$1,811.8

Operating income	$29.2	$39.5	$51.6	$111.5
Pension earnings, interest and deferrals	4.8	2.4	19.3	9.4
Operating income excluding pension earnings, interest and deferrals	34.0	41.9	$70.9	$120.9

Special items:
Excess inventory write-down	—	—	22.5	—
Restructuring and asset impairment charges	—	3.7	18.0	29.1
Goodwill impairment	—	—	12.5	—
Consulting costs	2.1	2.6	9.3	5.1
Operating income excluding pension earnings, interest and deferrals and other special items	$36.1	$48.2	$133.2	$155.1

Operating margin	6.4%	7.1%	2.8%	5.0%

Operating margin excluding surcharge, pension earnings, interest and deferrals and other special items	8.9%	10.4%	8.5%	8.6%

Management believes that removing the impacts of raw material surcharge from operating margin provides a more consistent basis for comparing results of operations from period to period, thereby permitting management to evaluate performance and investors to make decisions based on the ongoing operations of the Company. In addition, management believes that excluding the impact of pension earnings, interest and deferrals, which may be volatile due to changes in the financial markets, is helpful in analyzing the true operating performance of the Company. Management also believes that removing the impact of restructuring and asset impairment charges, goodwill impairment, excess inventory write-down and other special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share

Three months ended June 30, 2016, as reported	$23.3	$(8.4)	$14.9	$0.32

Special items:
Consulting costs	2.1	(0.7)	1.4	0.03
Total impact of special items	2.1	(0.7)	1.4	0.03

Three months ended June 30, 2016, as adjusted	$25.4	$(9.1)	$16.3	$0.35

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

	Income Before Income Taxes	Income Tax Expense	Net Income	Earnings Per Diluted Share

Three months ended June 30, 2015, as reported	$33.3	$(10.8)	$22.5	$0.44

Special items:
Restructuring charges	3.7	(1.3)	2.4	0.05
Consulting costs	2.6	(0.9)	1.7	0.03
Total impact of special items	6.3	(2.2)	4.1	0.08

Three months ended June 30, 2015, as adjusted	$39.6	$(13.0)	$26.6	$0.52

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

	Income Before Income Taxes	Income Tax Benefit (Expense)	Net Income	Earnings Per Diluted Share

Year ended June 30, 2016, as reported	$21.5	$(10.2)	$11.3	$0.23

Special items:
Excess inventory write-down	22.5	(7.8)	14.7	0.31
Restructuring and asset impairment charges	18.0	(5.7)	12.3	0.26
Goodwill impairment	12.5	(3.2)	9.3	0.19
Consulting costs	9.3	(3.3)	6.0	0.13
Income tax items	—	2.8	2.8	0.06
Impact of tax law change	—	(0.8)	(0.8)	(0.02)
Total impact of special items	62.3	(18.0)	44.3	0.93

Year ended June 30, 2016, as adjusted	$83.8	$(28.2)	$55.6	$1.16

ADJUSTED EARNINGS PER SHARE EXCLUDING SPECIAL ITEMS

	Income Before Income Taxes	Income Tax Benefit (Expense)	Net Income	Earnings Per Diluted Share
Year ended June 30, 2015, as reported	$89.1	$(30.4)	$58.7	$1.11

Special Items:
Restructuring charges	29.1	(10.2)	18.9	0.36
Consulting costs	5.1	(1.8)	3.3	0.07
Legal settlement	(4.4)	1.5	(2.9)	(0.06)
Impact of tax law change	—	1.6	1.6	0.03
Total impact of special items	29.8	(8.9)	20.9	0.40

Year ended June 30, 2015, as adjusted	$118.9	$(39.3)	$79.6	$1.51

Management believes that earnings per share adjusted to exclude the impact of restructuring and asset impairment charges, goodwill impairment and special items is helpful in analyzing the operating performance of the Company, as these costs are not indicative of ongoing operating performance. Management uses its results excluding these amounts to evaluate its operating performance and to discuss its business with investment institutions, the Company’s board of directors and others.

FREE CASH FLOW

	Three Months Ended		Year Ended
	June 30,		June 30,
	2016	2015	2016	2015

Net cash provided from operating activities	$119.7	$134.1	$256.9	$282.6
Purchases of property, equipment and software	(29.1)	(18.3)	(95.2)	(170.5)
Proceeds from disposals of property and equipment and assets held for sale	1.1	—	1.4	0.2
Proceeds from the sale of equity method investment	—	—	6.3	—
Dividends paid	(8.5)	(9.1)	(34.8)	(37.9)
Other	—	—	4.0	—

Free cash flow	$83.2	$106.7	$138.6	$74.4

Management believes that the free cash flow measure provides useful information to investors regarding our financial condition because it is a measure of cash generated which management evaluates for alternative uses.

PRELIMINARY

SUPPLEMENTAL SCHEDULES

(in millions)

(Unaudited)

NET SALES BY END-USE MARKET

	Three Months Ended		Year Ended
	June 30,		June 30,
	2016	2015	2016	2015

End-Use Market Excluding Surcharge:
Aerospace and Defense	$219.3	$224.9	$823.1	$823.5
Energy	23.5	48.7	115.3	245.0
Transportation	33.2	33.5	136.8	130.9
Medical	30.1	33.9	114.5	118.5
Industrial and Consumer	70.6	88.4	265.2	358.3
Distribution	29.0	33.6	117.7	135.6

Net sales excluding surcharge	405.7	463.0	1,572.6	1,811.8

Surcharge revenue	52.0	95.0	240.8	414.9

Net sales	$457.7	$558.0	$1,813.4	$2,226.7

In the quarter ended June 30, 2016 in connection with our commercial organization realignment, we changed the manner in which sales are classified by end-use market so that we could better evaluate our sales results from period to period. All prior period amounts have been reclassified to conform to the current presentation.